Exhibit 10.3

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Agreement” or “Pledge”) is made and entered into this  22nd day of December, 2009, by and between EMBASSY BANCORP, INC., a Pennsylvania corporation with a principle place of business at 100 Gateway Drive, Suite 100, Bethlehem, PA 18017-9417 (the “Pledgor”); and UNIVEST NATIONAL BANK AND TRUST CO., a national banking institution with its principle place of business at 14 North Main Street, Univest Plaza, Souderton, PA  18964 (“Pledgee”).

Background:

A.            Pursuant to that certain Loan Agreement of even date herewith between Pledgor, as borrower, and Pledgee, as lender, Pledgee has extended to Pledgor a non-revolving line of credit not to exceed the principal sum of Four Million Dollars ($4,000,000.00) (the “Loan”).  The Loan is evidenced by a Subordinated Term Loan Note of even date herewith, as may be amended from time to time, in the face amount of Four Million Dollars ($4,000,000.00) (the “Note”).

B.             To induce Pledgee to provide the Loan to Pledgor, and as security for the payment of all of Pledgor’s obligations in connection with and/or under the Loan and the Note, as may be amended, from time to time, and any and all other contracts, agreements and obligations of Pledgor to Pledgee (collectively, the “Obligations”), Pledgor desires to pledge to Pledgee, 333,333 shares of Common Stock (“Stock”) in Embassy Bank for the Lehigh Valley (the “Bank”).

NOW, THEREFORE, for and in consideration of the matters recited above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Pledgor agrees as follows:

1.              Security Interest.  Pledgor hereby pledges and grants to Pledgee a security interest in and a lien on 333,333 shares of Stock in the Bank now owned or hereafter acquired by Pledgor, and all cash, securities and property paid and/or distributed to or for the benefit of Pledgor or its assignee as a consequence of Pledgor’s ownership of the Stock, or any portion thereof (collectively, the “Collateral”). Pledgor hereby represents and warrants to Pledgee that, on the date of this Agreement, Pledgor owns not less than 333,333 shares of Stock in the Bank.

2.              Obligations Secured.  The Collateral and the continuing security interest granted herein shall secure the satisfaction in full of all Obligations and all amounts payable under the Note.

3.              Delivery of Stock and Assignments.  Concurrently with the execution of this Agreement, all original certificates and instruments representing or evidencing 333,333 shares of Stock owned in the name of Pledgor shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, accompanied by duly executed instruments of transfer or assignments in blank, in such form as Pledgee may request.

4.              Covenants.  Pledgor covenants and agrees that until all Obligations are satisfied and the amounts due and owing under the Note have been paid in full, Pledgor shall:

4.1  Sale of Collateral.  Not sell, transfer, assign or otherwise dispose of the Collateral, or any portion thereof, without the prior written consent of Pledgee.

4.2  Creation of Liens.  Not create, incur or permit to exist any pledge, encumbrance, trust, lien, security interest or charge of any kind on the Collateral, or any portion thereof.

4.3  Additional Documents and Future Actions.  Pledgor will take such actions and provide Pledgee, from time to time, with such agreements, financing statements and additional instruments, documents or information as Pledgee may reasonably deem necessary or advisable to perfect, protect and maintain its security interests in the Collateral or any portion thereof, to permit Pledgee to protect its interest in the Collateral or any portion thereof, and/or to carry out the terms hereof.  Pledgor irrevocably authorizes the filing of carbon, photographic or other copies of this Pledge, or of a financing statement, as a financing statement, and agrees that such filing shall be sufficient as a financing statement.

4.4  Requested Information.   Pledgor shall deliver to Pledgee such data and information in respect of the financial condition and affairs of Pledgor and the value of the Collateral as Pledgee may request, from time to time.

5.              Default.  The occurrence of an Event of Default as defined under the Note and/or the failure of Pledgor to perform any of its obligations hereunder shall constitute a default (“Default”) hereunder.

6.              Voting Distribution and Other Rights of Pledgor and Pledgee.

6.1            Prior to a Default.  So long as no Default shall have occurred and is continuing, Pledgor shall be entitled to continue to exercise any and all voting and other rights arising under the Collateral and to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, or any portion thereof.

6.2            After a Default.  Upon a Default and at all times thereafter:

(a)            Voting and Dividends.  Pledgee shall be entitled to exercise any and all voting and other consensual rights arising under the Collateral and to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, or any portion thereof.

(b)            Sale of Collateral.  Pledgee may exercise in respect of the Collateral any and all of the rights and remedies of a secured party upon default under the Pennsylvania Uniform Commercial Code. In addition to the foregoing, Pledgee may accept and take possession and title to the Stock in full or partial satisfaction of the Obligations then owing by Pledgor to Pledgee under the Note.  Pledgee may also sell the Collateral, or any part thereof, in one or more blocks at public or private sale, at any exchange or otherwise or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. Notwithstanding the foregoing, Pledgee shall not be obligated to make any sale of Collateral.

(c)            Application of Proceeds.  Any cash held by Pledgee as Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon the Collateral, or any portion thereof, may be held by Pledgee as Collateral for, and/or then or at any time after a Default applied in whole or in part by Pledgee against all or any Obligations and sums owing by Pledgor under the Note.  Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of the sums owing under the Note shall be returned to Pledgor.

7.              Reasonable Care.  Pledgee shall exercise reasonable care in the custody and preservation of the Collateral in its possession.

8.              Return of Collateral.           Upon the satisfaction by the Pledgor of all of its Obligations under the Note and the termination or full performance of any agreement, contract or other arrangement as may exist between Pledgor and Pledgee for the transfer or sale of any of the shares of Stock to Pledgee, this Agreement and the security interest given in the Collateral shall be terminated. Within ten (10) days thereof, the Pledgee shall deliver the Collateral to Pledgor.

9.              Miscellaneous.

9.1  Communications and Notices. Any notice given pursuant to this Agreement shall be in writing, and may be telecopied, delivered by hand, mailed by first-class certified mail, return receipt requested, postage prepaid, or dispatched by next-day delivery service addressed, if to Pledgor or Pledgee, at the following addresses, or at such other address as the addressee may designate in

If to Pledgor:

Embassy Bancorp, Inc.
100 Gateway Drive
Suite 100
Bethlehem, PA  18017-9417
Attn:  Judith A. Hunsicker
With a copy to:
Charles J. Ferry, Esquire
Rhoads & Sinon LLP

One South Market Square, 12th Floor
P.O. Box 1146
Harrisburg, PA 17108-1146

If to Pledgee:

Univest Corporation of Pennsylvania
14 North Main Street
Univest Plaza
Souderton, PA  18964
Attn:  Philip C. Jackson

With a copy to:

Marc B. Davis, Esquire
Fox Rothschild LLP
10 Sentry Parkway
P. O. Box 3001
Blue Bell, PA  19422

Any communications given by mail in accordance herewith are deemed to have been given three (3) business days after the date of the mailing, if a domestic mailing, or five (5) business days after the date of the mailing, if oversees; any communications sent by next day delivery service are deemed to have been given the day after being sent; and communications given by any other means are deemed to have been given when sent or delivered, as the case may be.

9.2  Severability.  The provisions of this Pledge are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

9.3  Headings.  The headings of the Articles, Sections, paragraphs and clauses of this Pledge are inserted for convenience only and shall not be deemed to constitute a part of this Pledge.

9.4  Binding Effect.  This Pledge and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives and permitted successors and assigns, as applicable.

9.5  Amendment.  No modification of this Pledge shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

9.6  Governing Law.  This Pledge has been made, executed and delivered in the Commonwealth of Pennsylvania, United States of America, and shall be construed in accordance with and governed by the laws of such State.

9.7  No Third-Party Beneficiaries.  The rights and benefits of this Pledge shall not inure to the benefit of any third party.

9.8 Counterparts.  This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pledge by signing any such counterpart.

9.9  No Joint Venture.  Nothing contained herein is intended to permit or authorize Pledgee to make any contract on behalf of Pledgor, nor shall this Pledge be construed as creating a partnership, joint venture or making Pledgee an investor in Pledgor.

9.10 Jurisdiction and Venue. For the purpose of any suit, action or proceeding arising out of or relating to this Pledge, Pledgor hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the Commonwealth of Pennsylvania, United States of America in and for the County of Montgomery and irrevocably agrees to accept service of process by certified mail, return receipt requested, postage prepaid, to its address set forth herein, in lieu of personal service.  Pledgor irrevocably waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum, and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon Pledgor.  The provisions of this paragraph shall not limit or otherwise affect the right of Pledgee to institute and conduct an action in any other appropriate manner, jurisdiction or court.

9.11 Waiver of Jury Trial.  Pledgor does hereby waive the right to trial by jury in any action arising hereunder, or otherwise in connection herewith.

9.12 Indemnification.  Pledgor hereby agrees to indemnify, defend and hold Pledgee harmless from any loss, expense or damage on account of anything arising out of or in connection with this Pledge, unless caused solely by Pledgee’s gross negligence or willful misconduct.  This indemnity shall survive the repayment of the Note.

9.13 Scrivener.  Each and every provision of this Pledge has been mutually negotiated, prepared and drafted and, in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested, deleted or negotiated any provision of this Pledge.

IN WITNESS WHEREOF, Pledgor has executed this Pledge as of the day and year first above written.

PLEDGOR:

EMBASSY BANCORP, INC.

By:	/s/ David M. Lobach

PLEDGEE:

UNIVEST NATIONAL BANK AND TRUST CO.

By:	/s/ Philip C. Jackson
Philip C. Jackson
Market President

COMMONWEALTH OF PENNSYLVANIA:
 SS
COUNTY OF       Northampton             :

On this  22nd day  of  December, 2009, before me, a Notary Public in and for the above County and Commonwealth, personally appeared David M. Lobach and Philip C Jackson, who acknowledged that he executed the within instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Maria P Nace
NOTARY PUBLIC